EXHIBIT 11
                                                                      ----------

                                SPIRE CORPORATION

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (LOSS) For Years Ended December 31, 1999, 1998
                                    and 1997

                                                                               1999             1998            1997
                                                                          ---------------- --------------- ----------------
NET EARNINGS (LOSS) PER COMMON SHARE - (BASIC)

Net earnings (loss)                                                          $ 5,366,695     $(3,811,272)       $1,667,235
                                                                          ================ =============== ================

Weighted average number of common shares outstanding                           3,246,112       3,235,271         3,086,326
                                                                          ================ =============== ================

Net earnings (loss) per common share                                            $   1.65        $  (1.18)          $  0.54
                                                                          ================ =============== ================

NET EARNINGS (LOSS) PER COMMON SHARE - (DILUTED)

Net earnings (loss)                                                          $ 5,366,695     $(3,811,272)       $1,667,235
                                                                          ================ =============== ================

Weighted average number of common shares outstanding                           3,276,112       3,235,271         3,086,326

Add net additional common shares upon exercise of common stock options            28,601              --           131,141
                                                                          ---------------- --------------- ----------------

Adjusted average common shares outstanding                                     3,274,713       3,235,271         3,217,467
                                                                          ================ =============== ================

Net earnings (loss) per common share                                            $   1.64        $  (1.18)         $   0.52
                                                                          ================ =============== ================
